UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 18, 2013, Cardium announced a 1-for-20 reverse split of the Company’s issued and outstanding common stock effective at the open of the NYSE MKT Exchange on July 18, 2013. A copy of the press release is attached as Exhibit 99.1 hereto. On July 19, 2013, the Company announced the completion of the second closing under the securities purchase agreement dated April 4, 2013. In connection with the second closing we sold 1,656 shares of Series A Convertible Preferred Stock to an institutional investor for aggregate proceeds of $1.7 million. The shares of Series A Convertible Preferred Stock were offered and sold in a registered direct offering pursuant to a prospectus supplement dated April 5, 2013 of a prospectus dated August 27, 2010, which is part of a registration statement on Form S-3 (Registration No. 333-168693) that was declared effective by the SEC on August 27, 2010. A detailed description of the terms of the securities purchase agreement as well as the rights, privileges and preferences of the Series A Convertible Preferred Stock is contained in our Current Report on Form 8-K which was filed with the SEC on April 5, 2013. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 5, 2013).

10.1	Securities Purchase Agreement dated April 4, 2013 for the purchase of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 5, 2013).

99.1	Press release issued on July 18, 2013

99.2	Press Release dated July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: July 19, 2013